SCHEDULE 14A

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES

EXCHANGE ACT OF 1934 (AMENDMENT NO. ____)

Filed by the Registrant [X]

Filed by a Party other than the [_]

Registrant

Check the appropriate box:

[_]       Preliminary Proxy Statement

[_]       Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[_]       Definitive Proxy Statement

[X]       Definitive Additional Materials

[_]       Soliciting Materials under Rule 14a-12

BNY Mellon State Municipal Bond Funds

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]       No fee required.

[_]       Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)       Title of each class of securities to which transaction applies:

(2)       Aggregate number of securities to which transaction applies:

(3)       Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

(4)       Proposed maximum aggregate value of transaction:

(5)       Total Fee Paid:

[_]        Fee paid previously with preliminary materials.

[_]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0- 11(a)(2) and identify the filing for which the offsetting fee was paid previously.

Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)       Amount Previously Paid:

(2)       Form, Schedule or Registration Statement No.:

(3)       Filing Party:

(4)       Date Filed:

BNY MELLON CONNECTICUT FUND

BNY MELLON MASSACHUSETTS FUND

BNY MELLON PENNSYLVANIA FUND

c/o BNY Mellon Investment Adviser, Inc.

PLEASE REVIEW

October 14, 2022

Dear Shareholder:

We recently sent you proxy materials regarding a Special Joint Meeting of Shareholders (the "Meeting") being called for the BNY Mellon Connecticut Fund, BNY Mellon Massachusetts Fund and BNY Mellon Pennsylvania Fund (each, a “Fund”) to be held on November 17, 2022 at 10:00 a.m. EST. We have identified you as a shareholder of the Fund referenced on the enclosed proxy card as of the record date, September 2, 2022.

WE NEED YOUR PROXY VOTE

You may think your vote is not important, but it is vital. By law, the meeting of shareholders of a Fund will have to be postponed or adjourned without conducting any business if less than a quorum of Fund shares eligible to vote is represented at the meeting. In that event, the Fund, at shareholders' expense, would continue to solicit votes in an attempt to achieve a quorum. Clearly, your vote could be critical to enable the Fund to hold the Meeting as scheduled, so please vote using one of the convenient options detailed below or found on the enclosed proxy card. You and all other Fund shareholders will benefit from your cooperation.

WHAT DO WE NEED FROM YOU? Please vote in order to help us receive the required number of votes for quorum for your Fund. Please also note that each Fund’s shareholder base is made up of thousands of investors just like yourself, which makes your vote even more important no matter how many shares you own. Accordingly, your vote is critical.

VOICE YOUR SAY ON THIS MATTER NOW.

1.       BY PHONE. You may cast your vote by telephone by calling 877-732-3612 to cast your vote with a live proxy specialist, quickly and easily.

2.       INTERNET. You may cast your vote using the Internet by logging onto the Internet address located on the enclosed proxy card and following the instructions on the website.

3.       VIA MAIL. You may cast your vote by mail by signing, dating and mailing the enclosed proxy card in the postage-prepaid return envelope provided.

For further information about the Meeting, the proposal and how to vote or to obtain another copy of the Combined Prospectus/Proxy Statement, you can reach us at 877-732-3612 between the hours of 9:00 a.m. and 10:00 p.m., Eastern Time, Monday through Friday and Saturday 10:00 a.m. to 6 p.m., Eastern Time.

We greatly appreciate your consideration and investment with the BNY Mellon Family of Funds.

Sincerely,

David DiPetrillo

President

BNY Mellon Family of Funds